Subscriber.

This subscription agreement (this “Subscription Agreement”) by and between the undersigned subscriber identified on the signature page hereto (the “Subscriber”) and LYKUID, INC. ., a Florida corporation (the “Company”), whereby the parties agree as follows:

1.Subscription

a.Subscriber agrees to buy and the Company agrees to sell and issue to Subscriber such number of shares of the Company’s common stock, as set forth on the signature page hereto, for an aggregate purchase price (the “Purchase Price”) equal to the product of the aggregate number of shares the Subscriber has agreed to purchase and $4.00 the offering price per share as set forth on the signature page hereto. The Purchase Price is set forth on the signature page hereto.

b.The shares are being offered pursuant to an offering statement on Form 1-A, (the “Offering Statement”). The Current Offering Statement has not been qualified by the Securities and Exchange Commission (the “Commission”) and prior to issuance of any shares and acceptance of Subscriber’s subscription. The offering circular (the “Offering Circular”) which forms a part of the Offering Statement, however, is subject to change. A final Offering Circular and/or supplement to Offering Circular will be delivered to the Subscriber as required by law.

c.The completion of the purchase and sale of the shares (the “Closing”) shall take place at a place and time (the “Closing Date”) to be specified by the Company in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon satisfaction or waiver of all the conditions to closing set forth in the Offering Statement, at the Closing, (i) the Subscriber shall pay the Purchase Price by check or by wire transfer of immediately available funds to the Company’s special account per wire instructions as provided on the signature line below, and (ii) the Company shall cause the shares to be delivered to the Subscriber with the delivery of the shares to be made through the facilities of The Depository Trust Company’s DWAC system in accordance with the instructions set forth on the signature page attached hereto under the heading “DWAC Instructions” (or, if requested by the Subscriber on the signature page hereto, through the physical delivery of certificates evidencing the shares to the residential or business address indicated thereon.

1.Certifications, Representations and Warranties.

In order to induce the Company to accept this Subscription Agreement for the shares and as further consideration for such acceptance, the Subscriber hereby makes, adopts, confirms and agrees to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

a.I understand that the Company reserves the right to, in its sole discretion, accept or reject this Subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds transmitted herewith shall be returned to the undersigned in full, with any interest accrued thereon.

b.I have received the Offering Circular.

c.I am purchasing the shares for my own account.

d.I hereby represent and warrant that I am not, and am not acting as an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

e.I hereby represent represents that, except as set forth below, (i) I have had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (ii) I am not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing, and (iii) I or any group of Subscribers (as such term is used in Rule 13d-5 under the Exchange Act (as defined below)) of which I am a part in connection with the Offering, have not acquired, or obtained the right to acquire, 10% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

Exceptions: _________________________________________________

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Florida without giving effect to the principles of conflict of laws.

1.Governing Law; Jurisdiction. This Subscription Agreement shall be governed and construed in accordance with the laws of the State of Florida and in the Florida courts.

2.Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed, telecopied or cabled, on the date of such delivery to the address of the respective parties as follows:

If to the Company, to: LYKUID, INC., 688 Meridian Ave, STE 700 MIAMI BEACH, FL 33139 Attn: Jack Riedel, Chairman of the Board
If to a Subscriber, to Subscriber’s address as shown on the signature page hereto or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by telecopy or cable shall be confirmed by letter given in accordance with (a) or (b) above.

3.Miscellaneous.

a.This Subscription Agreement shall be deemed effective upon the acceptance by the Company.

b.All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

c.This Subscription Agreement is not transferable or assignable by Subscriber.

d.The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

e.None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.

f.In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

g.The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

h.This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

i.The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

j.The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

k.No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

l.This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page Follows]

[Signature Page to Subscriber Subscription Agreement for LYKUID, INC.]

Please sign and date this Agreement below prior to delivering to the Company. Please be sure to make a copy of your completed Agreement for your records before you send it in. If you are unable to make a copy for any reason, please let us know by checking the box below and we will mail you a copy of your Agreement with an acknowledgement of receipt.

Number of shares Subscribed For:

Purchase Price ($4.00 times the number of shares): $

 We understand that all information submitted on this Agreement will be treated confidentially by the Company.

Signature (Subscriber)	Date	Signature (Subscriber)	Date

Please print title or capacity		Please print title or capacity
(if other than as individual shareholder)		(if other than as individual shareholder)

Street Address		Street Address

City, State, Zip Code		City, State, Zip Code

Telephone		Telephone

Social Security Number or Taxpayer I.D. Number		Social Security Number or Taxpayer I.D. Number

IF YOUR SHARES ARE TO BE HELD IN JOINT OWNERSHIP, ALL JOINT OWNERS SHOULD SIGN THIS AGREEMENT.

LYKUID, INC., By: Name: Title: Date: ______________________________________

☐ Check Method of Payment: Check enclosed          or

☐ Please wire $                                                     from my account

held at:

Account Title:

Account Number:

ACCOUNT NAME:  LYKUID, INC.,

BANK:

ACCOUNT#

ABA#

SWIFT CODE#

Reference: Attn:  LYKUID, INC.,

Select method of delivery of Shares: DRS or DWAC

DWAC DELIVERY DWAC Instructions:

1.	Name of DTC Participant (broker dealer at which the account or accounts to be credited with the shares are maintained):

2.	DTC Participant Number:

3.	Name of Account at DTC Participant being credited with the shares:

4.	Account Number of DTC Participant being credited with the shares:

Or DRS Electronic Book Entry Delivery Instructions:

Name in which shares should be issued:

Address:                                              ; Street

City/State/Zip:                                                              ; Attention:

Telephone No.: